Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRPOINT COMMUNICATIONS COMPLETES SALE OF ITS
INVESTMENT IN ORANGE COUNTY-POUGHKEEPSIE LIMITED
PARTNERSHIP

Proceeds to fund transaction costs related to the pending merger with Verizon’s wireline operations in Maine, New Hampshire and Vermont

CHARLOTTE, N.C. (PR NEWSWIRE) – April 11, 2007 –FairPoint Communications, Inc. (NYSE: FRP) today announced that it has completed the sale of its investment in Orange County-Poughkeepsie Limited Partnership. As previously disclosed, the sale is related to FairPoint’s pending merger with the wireline operations of Verizon in Maine, New Hampshire and Vermont.

FairPoint held a 7.5% stake in the Orange County-Poughkeepsie Limited Partnership. The Company will record a gain on the sale of approximately $48.3 million. Of the $55 million in total proceeds, approximately $1.0 million was paid to the Company in the form of a distribution from the partnership in the first quarter of 2007. The remaining proceeds of approximately $54.0 million were received today from the purchasers of FairPoint’s interest in the partnership. Under the terms of the fourth amendment to the Company’s credit facility, the gain on the sale will not be added to Cumulative Cash Available for Dividends under the Company’s credit facility. FairPoint intends to use the net proceeds to fund transaction related costs associated with the pending Verizon wireline merger.

FairPoint has historically received annual distributions of approximately $9 to $10 million from the Orange County-Poughkeepsie investment. Due to the sale, FairPoint will not receive any further distributions from the Orange County-Poughkeepsie Limited Partnership.

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate communications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 31 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings.

This press release may contain forward-looking statements that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint's filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

FairPoint has filed a registration statement, including a proxy statement, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger. FairPoint urges investors to read these documents when they become available because they will contain important information. Investors will be able to obtain copies of the registration statement and proxy statement, as well as other filed documents containing information about FairPoint and the merger, at www.sec.gov, the SEC’s website, or at www.fairpoint.com/investor, when they are available. Investors may also obtain free copies of these documents and the Company’s SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

FairPoint and FairPoint’s directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from FairPoint stockholders with respect to the proposed transaction. Information about FairPoint’s directors and executive officers is available in FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2006. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials to be filed by FairPoint with the SEC.

SOURCE:	FairPoint Communications, Inc. (www.fairpoint.com)

CONTACTS:	Investors - Brett Ellis, 866-377-3747; bellis@fairpoint.com or
Media - Rob Thompson, 704-227-3633; rjthompson@fairpoint.com